McDermott, Will & Emery
                       227 West Monroe Street, Suite 3100
                          Chicago, Illinois 60606-5096


                                                           Writer's Direct Dial:
                                                                    312-984-7568



                                  October 22, 1996


Kimball International, Inc.
1600 Royal Street
Jasper, Indiana 47549

     RE: 2,225,000 Shares of Class B Common Stock for the 1996 Stock Incentive Program and the 1996 Nonemployee Director Compensation and Stock Option Plan (the "Plans")

Gentlemen:

     We have acted as counsel for Kimball International, Inc. (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of the above-captioned Class B Common Stock (the "Class B Common Stock") which may be purchased pursuant to the Plans.

     We have examined or considered:

          1.  A copy of the Company's Restated Articles of Incorporation.

          2.  The Restated By-Laws of the Company.

          3. Telephonic confirmation of the Secretary of State of Indiana, as of a recent date, as to the good standing of the Company in that state.

          4. A copy of resolutions duly adopted by the Board of Directors of the Company relating to the Plans.

          5.  A copy of each of the Plans.

     In addition to the examination outlined above, we have conferred with various officers of the Company and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion.

     Based on the foregoing, we are of the opinion that:

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana.

          (b) All legal and corporate proceedings necessary for the authorization, issuance and delivery of the shares of Class B Common Stock under the Plans have been duly taken, and the Class B Common Stock, upon acquisition pursuant to the terms of the Plans, will be duly authorized, legally and validly issued, fully paid and nonassessable.

     We hereby consent to all references to our Firm in the Registration Statement and to the filing of this opinion by the company as an Exhibit to the Registration Statement.

                                  Very truly yours,

                                  /s/ McDermott, Will & Emery

                                  McDermott, Will & Emery
WJQ/bjs